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                                                                     EXHIBIT 3.1


              CERTIFICATE OF THE DESIGNATIONS, PREFERENCES, RIGHTS
                               AND LIMITATIONS OF
                  SERIES G JUNIOR PARTICIPATING PREFERRED STOCK

                                       OF

                           MOBILITY ELECTRONICS, INC.,

                                   ----------

                     Pursuant to Section 151 of the General
                    Corporation Law of the State Of Delaware

                                   ----------

         Mobility Electronics, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"),

         DOES HEREBY CERTIFY:

         That, pursuant to the authority expressly vested in the Board of Directors by Article Fourth of the Certificate of Incorporation of the Corporation, and pursuant to the provisions of Section 151 of the DGCL, the Board of Directors duly adopted by unanimous consent dated as of June 11, 2003, a resolution providing for the issuance of up to fifty thousand (50,000) shares of Series G Junior Participating Preferred Stock, which resolution is as follows:

         RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of Article Fourth of the Certificate of Incorporation of the Corporation, this Board of Directors hereby creates a series of the Preferred Stock, $0.01 par value, of the Corporation to consist of fifty thousand (50,000) shares, and this Board of Directors hereby fixes the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereon, of the shares of such series (in addition to the powers, preferences and rights, and the qualifications, limitations or restrictions thereon, set forth in the Certificate of Incorporation, as amended, which are applicable to all series of the Preferred Stock, $0.01 par value, of the Corporation, as follows:

Series G Junior Participating Preferred Stock:

         Section 1. Designation and Amount. The shares of such series shall be designated as "Series G Junior Participating Preferred Stock" (the "Series G Preferred Stock") and the number of shares constituting the Series G Preferred Stock shall be fifty thousand (50,000). Such number of shares may be increased or decreased by resolution of the Board of Directors of the Corporation (the "Board"); provided, that no decrease shall reduce the number of shares of Series G Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series G Preferred Stock.


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         Section 2. Dividends and Distributions.

                (a) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series G Preferred Stock with respect to dividends, each holder of a share of Series G Preferred Stock, in preference to the holders of shares of common stock, par value $0.01 per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when declared by the Board out of funds legally available for the purpose, dividends in an amount per share (rounded to the nearest cent) equal to, subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock. In the event the Corporation shall, at any time after June 23, 2003 (the "Rights Declaration Date"), declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock (and an equivalent dividend is not declared on the Series G Preferred Stock or the Series G Preferred Stock is not similarly subdivided or combined), then in each such case the amount to which holders of shares of Series G Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                (b) The Corporation shall declare a dividend or distribution on the shares of Series G Preferred Stock as provided in Section 2(a) immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, however, that, in no event shall a dividend or distribution be declared by the Board on the Common Stock for which it does not declare and pay the dividend required to be declared on the Preferred Stock pursuant to Section 2(a).

                (c) Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series G Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board may fix a record date for the determination of holders of shares of Series G Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than sixty days prior to the date fixed for the payment thereof.

         Section 3. Voting Rights. The holders of shares of Series G Preferred Stock shall have the following voting rights:

                (a) Subject to the provision for adjustment hereinafter set forth, each share of Series G Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall, at any time


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after the Rights Declaration Date, declare or pay any dividend on the Common
Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock (and an equivalent dividend is not declared on the Series G Preferred Stock or the Series G Preferred Stock is not similarly subdivided or combined), then in each such case the number of votes per share to which holders of shares of Series G Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                (b) Except as otherwise provided herein, in the Certificate of Incorporation, in any other Certificate of Designation creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series G Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                (c) Except as set forth herein, or as otherwise provided by law, holders of Series G Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         Section 4. Certain Restrictions.

                (a) Whenever dividends or distributions payable on the Series G Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series G Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                      (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series G Preferred Stock;

                      (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series G Preferred Stock, except dividends paid ratably on the shares of Series G Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                      (iii) redeem or purchase or otherwise acquire for
                            consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series G Preferred Stock; provided, that the Corporation may at any time redeem,


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                            purchase or otherwise acquire shares of any such
                            junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series G Preferred Stock; or

                      (iv) redeem or purchase or otherwise acquire for consideration any shares of Series G Preferred Stock, or any shares of stock ranking on a parity with the Series G Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Section 4(a), purchase or otherwise acquire such shares at such time and in such manner.

    Section 5. Reacquired Shares. Any shares of Series G Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.

    Section 6. Liquidation, Dissolution or Winding Up.

         (a) Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series G Preferred Stock unless, prior thereto, the holders of shares of Series G Preferred Stock shall have received the greater of (x) $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon to the date of such payment and (y) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to the product of 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock (the "Series G Liquidation Preference"), or
(ii) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series G Preferred Stock, except distributions made ratably on the Series G Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall, at any time after the Rights Declaration Date declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of


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Common Stock) into a greater or lesser number of shares of Common Stock (and an equivalent dividend is not declared on the Series G Preferred Stock or the Series G Preferred Stock is not similarly subdivided or combined), then in each such case the aggregate amount to which holders of shares of Series G Preferred Stock were entitled immediately prior to such event under the proviso in clause
(i) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (b) In the event, however, that there are not sufficient assets available to permit payment in full of the Series G Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series G Preferred Stock, then such remaining assets shall be distributed ratably to the holders of Series G Preferred Stock and such parity shares in proportion to their respective liquidation preferences.

    Section 7. Consolidation, Merger, Etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or converted or changed into other stock or securities, cash and/or any other property (or into the right to receive any of the foregoing), then in any such case each share of Series G Preferred Stock shall at the same time be similarly exchanged, converted or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is converted, changed or exchanged. In the event the Corporation shall, at any time after the Rights Declaration Date declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock (and an equivalent dividend is not declared on the Series G Preferred Stock or the Series G Preferred Stock is not similarly subdivided or combined), then in each such case the amount set forth in the preceding sentence with respect to the conversion, exchange or change of shares of Series G Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

    Section 8. No Redemption. The shares of Series G Preferred Stock shall not be redeemable.

    Section 9. Rank. The Series G Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets (including, without limitation, any distribution pursuant to Section 6 above), junior to all series of any other class of the Corporation's Preferred Stock.

    Section 10. Amendment. The Certificate of Incorporation shall not be amended, including any amendment through consolidation, merger, combination or other transaction, in any manner which would materially alter or change the powers, preferences or special rights of


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the Series G Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least a majority of the outstanding shares of Series G Preferred Stock, voting together as a single class.

    Section 11. Fractional Shares. The Series G Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participant in distributions and to have the benefit of all other rights of holders of Series G Preferred Stock.

    IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation as of the date first written above.

                                                 MOBILITY ELECTRONICS, INC.



                                                 By: /s/ JOAN BRUBACHER
                                                    ----------------------------
                                                    Joan Brubacher,
                                                    Chief Financial Officer




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